UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 7, 2009
LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)
Missouri
(State or Other Jurisdiction of Incorporation)

0-24293 (Commission File Number)	43-1309065 (IRS Employer Identification No.)

411 Fountain Lakes Blvd. St. Charles, MO (Address of Principal Executive Offices)	63301 (Zip Code)
(636) 946-6525
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, If Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.02. Results of Operations and Financial Condition.
     On August 7, 2009, LMI Aerospace, Inc. (the “Company”) issued a corrected press release (the “Press Release”) announcing, among other things, its financial performance for the three- and six-month periods ended June 30, 2009. The full text of the corrected Press Release is attached as Exhibit 99.1 hereto and incorporated herein by reference. The purpose of the corrected press release was to correct an error in the calculation of Free Cash Flow set forth in the Non-GAAP Financial Information Table attached to the Press Release.
     A conference call to discuss the financial results will be held on Friday, August 7, 2009 at 10:30 a.m. CDT, and will be hosted by Ronald S. Saks, Chief Executive Officer, and Lawrence E. Dickinson, Vice President, Chief Financial Officer and Secretary.
Section 7 — Regulation FD
Item 7.01. Regulation FD Disclosure.
     The Company also announced in the Press Release its revised guidance for fiscal year 2009 and provided initial sales guidance for fiscal year 2010.
     The information in Items 2.02 and 7.01 above shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Text of press release issued by the Company dated August 7, 2009.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 7, 2009

LMI AEROSPACE, INC.
By:	/s/ Lawrence E. Dickinson
Lawrence E. Dickinson
Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Text of press release issued by the Company dated August 7, 2009.